As filed with th Securites and Exchange Commission on May 2 , 2019
Registration No. 333-226981

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2 to
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

YUMBA RECORDS STORAGE, INC.
(Exact name of registrant as specified in its charter)

Nevada	4225	Not yet obtained
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Yumba Records Storage, Inc.
H. No  FF-2, First Floor
Rosemina Arcade, Malbhat
Margao, State of Goa, India 403601
Telephone: 011-91-8975161268
Email: yumba.records@gmail.com
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nevada Registered Agent LLC
401 Ryland Street, Suite 200A
Reno, Nevada 89502
Telephone: 775-401-6800
Email address: agent@nevadaresidentagent.com
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)	Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE (2)

Common Stock	5,000,000	$0.01 per share	$50,000	$6.23

(1)
There is no current market for the securities and the price at which the shares are being offered has been arbitrarily determined by us and used for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, Dated May 2 , 2019

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement of which this prospectus forms a part is declared effective by the SEC. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

YUMBA RECORDS STORAGE, INC.
5,000,000 SHARES OF COMMON STOCK AT $0.01 PER SHARE

This is the initial offering of common stock of Yumba Records Storage, Inc., a Nevada corporation, and no public market currently exists for the securities being offered. We are offering for sale a total of 5,000,000 shares of common stock at a fixed price of $0.01 per share for aggregate net proceeds of $50,000, assuming that the entire offering is completed. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President and Chief Executive Officer, Chasma Mulla, will attempt to sell the shares without the participation of an underwriter. This prospectus will permit our President and Chief Executive Officer to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she may sell. Ms. Mulla will sell the shares and intends to offer them to friends, family members, and business acquaintances.  We will pay all expenses incurred in this offering. In offering the securities on our behalf, Ms. Mulla will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.01 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus.

The funds raised in this offering will not be placed into an escrow account or trust account and will be immediately accessible to us to be used to fund the initial stages of our business development. We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

We are considered an “emerging growth company” as defined in the Jumpstart Our Business Startups Act and will be subject to reduced public company reporting requirements.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on any over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not have a market maker who has agreed to file such an application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We are considered a “shell company” under applicable securities rules and are subject to additional regulatory requirements as a result of this status, including limitations on our shareholder’s ability to re-sell their shares in our company, as well as additional disclosure requirements. Accordingly, investors should consider our shares to be a high-risk and illiquid investment.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” BEFORE BUYING ANY SHARES OF YUMBA RECORDS STORAGE, INC.’S COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETED AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT IS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION AND HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

TABLE OF CONTENTS

Page No.
Prospectus Summary	4
Risk Factors	7
Because we have not yet commenced business operations, we face a high risk of business failure.	7
We have yet to earn revenue and if we are unable to generate significant revenue from our operations, our business will fail.	7
If we continue to incur net losses, our business will fail	7
Without the funding from this offering, we will be unable to commence and implement our business plan.	7
We have limited business, sales, and marketing experience in our industry, we increases our risk of business failure.	8
We may not be able to compete effectively against our competitors.	8
Because we rely on our sole director and officer, Chasma Mulla, to conduct our operations, our business will likely fail if we lose her services.	8
If our business plan fails, we will dissolve and investors may not receive any portion of their investment back.	8
Because our continuation as a going concern is in doubt, we will be forced to cease business operations unless we can generate profitable operations in the future.	8
Because our sole director owns all of our outstanding common stock, she could make and control corporate decisions that may be disadvantageous to minority shareholders.	9
Because all of our assets, and our sole director and officer, are located in India, U.S. residents’ enforcement of legal process may be difficult.	9
We are an “emerging growth company” and we intend to take advantage of reduced disclosure and governance requirements applicable to emerging growth companies, which could result in our common stock being less attractive to investors.	9
Because we operate in India, our business is subject to currency fluctuations and risks which could impact our revenue and results of operations. Also, since we hold our cash reserves in U.S. dollars, we may experience weakened purchasing power in Indian rupees and may not be able to afford the costs of our business plan.	9
Because management has no experience in records management, our business has a higher risk of failure.	10
Because our sole officer has other business interests, she may not be able or willing to devote a sufficient amount of time to our business operations in the future, causing our business to fail.	10
Our sole officer has no experience in managing a reporting company, which is required to establish and maintain disclosure control, procedures, and internal control over financial reporting.	10
Although Ms. Mulla is not currently receiving compensation for her services as our sole officer and director, any management or director fees paid to her will adversely impact any net profit that we may generate.	10
The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15g-9, which established the definition of “penny stock”.	11
We are selling this offering without an underwriter and may be unable to sell any shares.	11
If a market for our common stock does not develop, shareholders may be unable to sell their shares.	11
If we become a reporting issuer under the Securities Act of 1934, we will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue, we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.	11
There is no minimum number of shares that must be sold in our offering and no assurance that the proceeds from the sale or shares will allow us to meet our goals.	11
We will likely issue additional shares of common stock that will result in dilution to existing shareholders and adversely impact the value of our shares.	12

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.	12
Use of Proceeds	13
Determination of Offering Price	13
Dilution	13
Selling Shareholders	14
Plan of Distribution	14
Description of Securities to be Registered	16
Interests of Named Experts and Counsel	18
Information with Respect to the Registrant	18
Legal Proceedings	24
Market for Common Equity and Related Stockholder Matters	24
Management’s Discussion and Analysis of Financial Condition and Results of Operations	25
Directors, Executive Officers, Promoters and Control Persons	28
Executive Compensation	29
Security Ownership of Certain Beneficial Owners and Management	30
Certain Relationships and Related Transactions	30
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	31
Additional Information	31
Financial Statements	32

PROSPECTUS SUMMARY

THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK. ALL FINANCIAL INFORMATION IS STATED IN UNITED STATES DOLLARS UNLESS OTHERWISE SPECIFIED. OUR FINANCIAL STATEMENTS ARE PREPARED IN ACCORDANCE WITH ACCOUNTING PRINCIPALS GENERALLY ACCEPTED IN THE UNITED STATES.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is neither an offer to sell nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

We were incorporated on July 21, 2017 under the laws of the state of Nevada. We intend to use the net proceeds from this offering to commence business operations.

We are a development stage company and plan to commence operations as a records management and storage company that provides customers with secure, off-site storage and inventory recording of paper records and digital media, including computer files. Initially, we will exclusively focus on paper records management until such time as current revenues cover operating costs. Once that occurs, we intend to commence offering electronic records management services. However, we anticipate incurring approximately $161,000 in additional expenses in order to do so.

From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company, the initial equity funding by our sole officer and director, and formulating our business plan. We received our initial funding of $6,000 through the sale of 6,000,000 shares of common stock to our sole officer and director.

As a development-stage company, we have not realized any revenues to date and our accumulated deficit as of February 28, 2019 is $16,502. To date, we have raised an aggregate of $6,000 through a private placement of our common stock to our officers and sole director. We have received advances of $15,170 from a related party and will not be paid in the before August 2020. Proceeds from the private placement will be used for working capital. Our independent auditor has issued an audit opinion with respect to our financial statements for the period ended August 31, 2018 and 2017, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.  Our principal offices are located at H. No. FF-2, First Floor, Rosemina Arcade, Malbhat, Margao, State of Goa, India, 403601. Our telephone number is 011-91-8975161268 and our email address is yumba.records@gmail.com.

In order to proceed with our records management and storage business, we will require approximately an additional $50,000. From the date that we secure this financing, we anticipate that we will be able to commence entering arrangements with customers for document storage and generating revenue within six months. However, this assumes that we do not encounter any delays in leasing and improving premises for storage. We will also require additional funding in order to expand our business operations as planned.

Investors must be aware that we do not have sufficient capital to independently finance our own plans. We have no plans, arrangements or contingencies in place in the event that we cease operations, in which case investors would likely lose their entire investment.

Ms. Chasma Mulla, our sole officer and director, is a business woman with experience in garment inventory, but has no professional training or technical credentials in the field of records management.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our sole officer and director will be solely responsible for selling shares under this offering and no commission will be paid on any sales.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we will seek to have a market maker file an application with FINRA for our common stock to be eligible for trading on the OTC Markets’ OTCQB. We do not have an arrangement in place for a market maker to file such and application and there is no guarantee that we will be able to find one to do so.

We are considered a “shell company” under applicable securities rules and are subject to additional regulatory requirements as a result of this status, including limitations on our shareholder’s ability to re-sell their shares in our company, as well as additional disclosure requirements. Accordingly, investors should consider our shares to be a high-risk and illiquid investment.

Under U.S. federal securities legislation, our common stock will be considered “penny stock.” Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The Offering:

Securities offered:	5,000,000 shares of our common stock, par value $0.001 per share.

Offering price:	$ 0.01

Duration of offering:	The 5,000,000 shares of common stock are being offered for a period of 180 days.

Net proceeds to us:
$50,000, assuming the maximum number of shares sold. Such $50,000 in net proceeds does not account for the offering expenses in this offering. See the section entitled “Use of Proceeds” for further information.

Market for the common shares:	There is no public market for our shares. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority for our common stock to eligible for trading on OTC Markets’ OTCQB. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Shares outstanding prior to offering:	6,000,000

Shares outstanding after offering:	11,000,000, assuming the entire offering is sold.

Risk Factors:	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors”.

Use of Proceeds	See “Use of Proceeds” and the other information in this prospectus.

Summary Financial Information

Balance Sheet

	August 31, 2017	August 31, 2018	February 28, 2019
	(audited)	(audited)	(unaudited)

Cash	$6,000	$10,290	$9,798
Total Assets	$6,000	$10,290	$9,798
Total Liabilities	$1,280	$16,227	$20,300
Total Stockholders’ Equity(deficiency)	$4,720	$(5,937)	$(16,502)

Statement of Loss and Deficit

From Incorporation on July 21, 2017 to August 31, 2017 (audited)

Revenue	$0
Net Loss	$(1,280)

From September 1, 2017 to August 31, 2018 (audited)

Revenue	$0
Net Loss	$(10,657)

From September 1, 2018 to February 28, 2019 (unaudited)

Revenue	$0
Net Loss	$(4,565)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

BECAUSE WE HAVE NOT YET COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE

We have not yet commenced offering records management and storage services to potential customers.  Accordingly, we have no way to evaluate the likelihood that our business will be successful.  We were incorporated on July 21, 2017 and to date have been involved primarily in organizational activities.  We have not earned any revenues as of the date of this prospectus and do not anticipate earning revenue until after the completion of our intended offering, of which there is no guarantee. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in product design, manufacturing, marketing, and the sale of new products.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations.  If we are unsuccessful in addressing these risks, our business will most likely fail.

WE HAVE YET TO EARN REVENUE AND IF WE ARE UNABLE TO GENERATE SIGNIFICANT REVENUE FROM OUR OPERATIONS, OUR BUSINESS WILL FAIL

We have not generated any revenue from inception on July 21, 2017 to the date of this prospectus. If we are unable to generate revenue from operations we will not be able to achieve profitability or to continue operations.

IF WE CONTINUE TO INCUR NET LOSSES, OUR BUSINESS WILL FAIL

From our incorporation and inception on July 21, 2017 until February 28, 2019, we incurred cumulative net losses of $16,502. We expect to incur losses in the foreseeable future as our business develops. Unless we are able to generate profit from our business operations within a reasonable time, our business will fail.

WITHOUT THE FUNDING FROM THIS OFFERING, WE WILL BE UNABLE TO BEGIN TO COMMENCE AND IMPLEMENT OUR BUSINESS PLAN.

Our current operating funds are less than necessary to complete our intended operations. We will need the funds from this offering to begin to operate our business. As of February 28, 2019, we had cash in the amount of $9,798 and liabilities of $5,130 and long-term liability of $15,170. We currently do not have any operations and we have no income. We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus

The proceeds of this offering may not be sufficient for us to achieve profitable operations. We need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

We require minimum funding of approximately $50,000 to conduct our proposed operations for a period of one year, which will focus on paper records management. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding, we may utilize funds from Chasma Mulla, our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. After one year, we may need additional financing. If we do not generate sufficient revenue, we may need a minimum of $13,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing.

If we fail to raise at least $50,000 from the offering, we would be forced to scale back or abort completely our plan of operation. If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

In order to commence offering electronic records management services, we anticipate incurring approximately $161,000 in additional expenses. We will require us to generate revenue or raise additional funds in order to cover these costs, of which there is no guarantee.

WE HAVE LIMITED BUSINESS, SALES, AND MARKETING EXPERIENCE IN OUR INDUSTRY, WHICH INCREASES OUR RISK OF BUSINESS FAILURE.

We have recently started our operations and have yet to generate revenues. While we have plans for marketing, there can be no assurance that such efforts will be successful. There can be no assurance that our proposed plan to for record storage will gain wide acceptance in its target market or that we will be able to effectively market our services. Additionally, we are a newly-formed, start-up company with no prior experience in our industry. We are entirely dependent on the services of our President, Chasma Mulla, to build our customer base. Our company has no prior experience which it can rely upon in order to garner its first prospective customers to use our services.

WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY AGAINST OUR COMPETITORS.

The records management and storage industry is extremely competitive.  The sector includes large, multinational corporations that utilize economies of scale in order to keep their costs low, as well as local providers that tailor their services to the specific demands of local markets. Most of our competitors will have greater financial resources and may be able to withstand sales or price decreases better than we will.  We also expect to continue to face competition from new market entrants.  We may be unable to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

BECAUSE WE RELY ON OUR SOLE DIRECTOR AND OFFICER, CHASMA MULLA, TO CONDUCT OUR OPERATIONS, OUR BUSINESS WILL LIKELY FAIL IF WE LOSE HER SERVICES.

We depend on the services of our sole director and officer, Ms. Chasma Mulla, for the future success of our business. The loss of the services of Ms. Chasma Mulla could result in the failure of our business. We do not have a management agreement or any other similar arrangement with Ms. Mulla whereby she commits her services to us.  The loss of the services of Ms. Mulla could have an adverse effect on our business, financial condition and results of operations.

IF OUR BUSINESS PLAN FAILS, WE WILL DISSOLVE AND INVESTORS MAY NOT RECEIVE ANY PORTION OF THEIR INVESTMENT BACK

If we are unable to realize profitable operations, our business will eventually fail.  In such circumstances, it is likely that we will dissolve and, depending on our remaining assets at the time of dissolution, we may not be able to return any funds back to investors.

BECAUSE OUR CONTINUATION AS A GOING CONCERN IS IN DOUBT, WE WILL BE FORCED TO CEASE BUSINESS OPERATIONS UNLESS WE CAN GENERATE PROFITABLE OPERATIONS IN THE FUTURE

We have incurred losses since our inception resulting in an accumulated deficit of $16,502 as of February 28, 2019. Further losses are anticipated in the development of our business. As a result, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due.  We will require additional funds in order to develop our business. At this time, we cannot assure investors that we will be able to obtain financing.

Our independent registered public accountant has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result, we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant’s comments when determining if an investment in Yumba is suitable.

BECAUSE OUR SOLE DIRECTOR OWNS ALL OF OUR OUTSTANDING COMMON STOCK, SHE COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS

Our sole officer and director, Chasma Mulla, owns all of the outstanding shares of our common stock. Even if we are able to complete our entire offering of 5,000,000 shares of common stock, she will still own 54.5% of our issued stock at the completion of the offering. Accordingly, she will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. She will also have the power to prevent or cause a change in control. The interests of Ms. Mulla may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE ALL OF OUR ASSETS AND OUR SOLE DIRECTOR AND OFFICER ARE LOCATED IN INDIA, U.S. RESIDENTS’ ENFORCEMENT OF LEGAL PROCESS MAY BE DIFFICULT.

All of our assets will be located in India. In addition, our sole officer and director resides in India. Accordingly, service of process upon us, or upon individuals related to us, may be difficult or impossible to obtain within the United States. As well, any judgment obtained in the United States against us may not be collectible within the United States.

WE ARE AN “EMERGING GROWTH COMPANY” AND WE INTEND TO TAKE ADVANTAGE OF REDUCED DISCLOSURE AND GOVERNANCE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES, WHICH COULD RESULT IN OUR COMMON STOCK BEING LESS ATTRACTIVE TO INVESTORS.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012 and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As well, our election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until they apply to private companies. Therefore, as a result of our election, our financial statements may not be comparable to companies that comply with public company effective dates.

We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We may take advantage of these reporting exemptions until we are no longer an emerging growth company, which in certain circumstances could be for up to five years.

BECAUSE WE OPERATE IN INDIA, OUR BUSINESS IS SUBJECT TO CURRENCY FLUCTUATIONS AND RISKS WHICH COULD IMPACT OUR REVENUE AND RESULTS OF OPERATIONS. ALSO, SINCE WE HOLD OUR CASH RESERVES IN US DOLLARS, WE MAY EXPERIENCE WEAKENED PURCHASING POWER IN INDIAN RUPEES AND MAY NOT BE ABLE TO AFFORD THE COSTS OF OUR BUSINESS PLAN.

Although we hold our cash reserves in U.S. dollars, we intend to operate our business mostly in the Indian currency, the rupee. Because most of our operations and expenses will be denominated in the Indian currency, due to foreign exchange rate fluctuations, the value of our reserves and the cash flow that we will receive will result in both translation gains and losses in terms of Indian rupees.
If there is a significant decline in the U.S. dollar versus Indian rupees, our purchasing power in U.S. dollars would significantly decline. As well, if there was a significant decline in the Indian rupee relative to the U.S. dollar, the amount of revenue and net profit that we may generate in India would be reduced in terms of U.S. dollars, our financial statement reporting currency.  We have not entered into derivative instruments to offset the impact of foreign exchange fluctuations.

BECAUSE MANAGEMENT HAS NO EXPERIENCE IN RECORDS MANAGEMENT, OUR BUSINESS HAS A HIGHER RISK OF FAILURE

Our sole officer and director has no professional training or technical credentials in the field of records management. As a result, she may not be able to recognize and take advantage of potential opportunities in the sector. Her decisions and choices may not take into account standard managerial approaches records management companies commonly use. Consequently our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

BECAUSE OUR SOLE OFFICER HAS OTHER BUSINESS INTERESTS, SHE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS IN THE FUTURE, CAUSING OUR BUSINESS TO FAIL

Our president, Chasma Mulla, spends approximately 20% of her business time providing her services to us.  While Ms. Mulla presently possesses adequate time to attend to our interests, it is possible that the time demands on her from her other obligations could increase with the result that she would no longer be able to devote sufficient time to the management of our business. In addition, Ms. Chasma may not possess sufficient time for our business if the demands of managing our business increased substantially beyond current levels.

OUR SOLE OFFICER HAS NO EXPERIENCE IN MANAGING A REPORTING COMPANY, WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROL AND PROCEDURES, AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Chasma Mulla, our sole officer and director, has no experience managing a reporting company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations that are applicable to reporting issuers. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

We plan to retain contracted services of professional such as legal counsel and accountants to ensure that we comply with applicable rules for reporting companies. As such, we will incur additional costs.

ALTHOUGH MS. MULLA IS NOT CURRENTLY RECEIVING COMPENSATION FOR HER SERVICES AS OUR SOLE OFFICER AND DIRECTOR, ANY MANAGEMENT OR DIRECTORS FEES PAID TO HER WILL ADVERSELY IMPACT ANY NET PROFIT THAT WE MAY GENERATE.

We are not currently compensating Ms. Mulla for providing management services to us. However, as our sole officer and director, she has the power to set her own compensation as she sees fit.  Management or directors fees that she receives will have an adverse effect on our net profit, if any. We intend to pay management fees to Ms. Mulla as compensation if the cash flow that we generate from operations significantly exceeds our total expenses.   We currently anticipate that such management fees would not exceed $3,000 per month.  Management fees that she receives will have an adverse effect on our net profit, if any.

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9, WHICH ESTABLISHED THE DEFINITION OF A “PENNY STOCK.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President and Chief Executive Officer, who will receive no commissions. She will offer the shares to friends, family members, and business associates; however, there is no guarantee that she will be able to sell any of the shares. Unless she is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to operate our business.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES

There is currently no market for our common stock and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

IF WE BECOME A REPORTING ISSUER UNDER THE SECURITIES EXCHANGE ACT OF 1934, WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE, WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Following the effective date of the registration statement in which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. Although we believe that the approximately $13,000 we have estimated for these costs should be sufficient for the 12-month period following the completion of our offering, the costs charged by these professionals for such services may vary significantly. Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined at this time and may have a major negative affect on the cost and amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

THERE IS NO MINIMUM NUMBER OF SHARES THAT MUST BE SOLD IN OUR OFFERING AND NO ASSURANCE THAT THE PROCEEDS FROM THE SALE OF SHARE WILL ALLOW THE COMPANY TO MEET ITS GOALS.

We are selling our shares on a “best efforts” basis, and there is no minimum number of shares that must be sold by us in this Offering. Similarly, there are no minimum purchase requirements. We do not have an underwriter, and no party has made a firm commitment to buy any or all of our securities. We intend to sell the shares through our President and Chief Executive Officer, Ms. Chasma Mulla, who will not be separately compensated for her efforts. Even if we only raise a nominal amount of money, we will not refund any funds collected from you. Any money we do receive will be immediately used by us for our business purposes. Upon completion of this Offering, we intend to utilize the net proceeds to finance our business operations. While we believe that the net proceeds from the sale of all shares in this Offering will enable us to meet our business plans and enable us to operate as other than a going concern, there can be no assurance that all these goals can be achieved. Moreover, if less than all of the shares are sold, management will be required to adjust its plans and allocate proceeds in a manner which it believes, in our sole discretion, will be in our best interests. It is highly likely that if not all of the shares are sold there will be a need for additional financing in the future, without which our ability to operate as other than a going concern may be jeopardized. No assurance whatsoever can be given or is made that such additional financing, if and when needed, will be available or that it can be obtained on terms favorable to us. Accordingly, you may be investing in a company that does not have adequate funds to conduct its operations. If that happens, you will suffer a loss of your investment. The funds raised in this offering will not be placed into an escrow account or trust account and will be immediately accessible to the Company.

WE WILL LIKELY ISSUE ADDITIONAL SHARES OF COMMON STOCK THAT WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS AND ADVERSELY IMPACT THE VALUE OF OUR SHARES.

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. We are authorized to issue up to 200,000,000 shares of common stock, of which 6,000,000 shares of common stock are currently issued and outstanding, and an additional 5,000,000 shares are issuable if we complete our intended offering in its entirely. Our director has the authority to cause us to issue additional shares of common, and to determine the rights, preferences and privilege of such shares, without consent of any of our stockholders. We may issue shares in connection with financing arrangements or otherwise. Any such issuances will result in immediate dilution to our existing shareholders’ interests, which will negatively affect the value of your shares.

BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

USE OF PROCEEDS

Our public offering of 5,000,000 shares is being made on a self-underwritten basis. No minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 25% (i.e., $12,500), 50% (i.e., $25,000), 75% (i.e., $37,500), and 100% (i.e., $50,000) of the securities we are offering for sale. There is no assurance that we will raise the full $50,000 as anticipated.

	25% of offering	50% of offering	75% of offering	Maximum Offering

Costs associated with being a registration statement	$9,756	$9,756	$9,756	$9,756
Cost associated with being a reporting issuer	$2,744	$13,000	$13,000	$13,000
Legal fees	$0	$2,244	$5,000	$5,000
Transfer agent costs	$0	$0	$3,000	$3,000
Website and brochures	$0	$0	$1,000	$1,000
Rent	$0	$0	$3,000	$3,000
Shelving, furniture, and equipment	$0	$0	$744	$5,000
Boxes and containers	$0	$0	$2,000	$2,000
Insurance	$0	$0	$0	$1,000
Space set-up and security	$0	$0	$0	$1,000
Contracted services (delivery and pick-up)	$0	$0	$0	$4,000
Computer equipment, installations, and training	$0	$0	$0	$2, 244
TOTAL	$12,500	$25,000	$37,500	$50,000

The above use of proceeds relates to anticipated expenditures for the 12 month period following the completion of this offering. The expenditures are categorized by significant area of activity. The funds raised in this offering will not be placed into an escrow account or trust account and will be immediately accessible to the Company. If necessary, Chasma Mulla, our sole officer and director, has verbally agreed to loan the company funds to complete the registration process in the event that the Company depletes its current cash reserves prior to effectiveness of this registration statement. However, there is no guarantee that Ms. Mulla will loan funds to us when required.

Please see a detailed description of the use of proceeds in the “Plan of Operations” section of this prospectus.

DETERMINATION OF THE OFFERING PRICE

The offering price of the 5,000,000 shares being offered has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities

DILUTION
The price of the current offering of 5,000,000 shares is fixed at $0.01 per share which is the price purchasers of the shares must pay. This price is significantly different than the price paid by Chasma Mulla, our sole director and officer, for her common stock. We issued 6,000,000 common shares at a price per share of $0.001 to Ms. Mulla, which is $0.009 per share lower than the price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of February 28, 2019, the net tangible book value of our shares of common stock was deficit of $10,502 or $0.00175 per share based upon 6,000,000 shares outstanding. The following table illustrates the dilution that purchasers of our common stock in the offering will face if all shares are sold:

Dilution to Purchasers of Shares in this Offering if all Shares Sold

Price per share for existing shareholder	$0.001
Offering price per share	$0.01
Net tangible book value per share before the offering	$0.00175
Net tangible book value per share after the offering[1]	$0.00277
Net increase to original shareholder	$0.00177
Decrease in investment to new shareholders	$0.0072
Dilution to new shareholders	72%

1
Our net tangible book value after the offering is $30,498, which consists of our current book value of ($10,502), plus the net proceeds of the offering (i.e., $50,000 less offering expenses of $9,000). After the offering, we will have 11,000,000 shares of common stock issued and outstanding.

SELLING SHAREHOLDERS

None

PLAN OF DISTRIBUTION

We have 6,000,000 common shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering 5,000,000 shares of its common stock for sale at the price of $0.01 per share. There is no arrangement to address the possible effect of the offering on the price of the stock. In connection with the Company’s selling efforts in the offering, Ms. Chasma Mulla, our officer, will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Ms. Chasma is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act.  Ms. Chasma will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Ms. Chasma is not, nor has she been within the past 12 months, a broker or dealer, and she is not, nor has she been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Ms. Chasma will continue to primarily perform substantial duties for the Company or on its behalf other than in connection with transactions in securities. Ms. Chasma will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

We will receive all proceeds from the sale of the 5,000,000 shares being offered. The price per share is fixed at $0.01 for the duration of this offering. Although our common stock is not listed on a public exchange or quotation system, we intend to seek to have our shares of common stock quoted on the OTC Market’s OTCQB. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock and we must submit an application with OTC Markets. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that an application for quotation will be approved.

Our shares may be sold to purchasers from time to time directly by and subject to our discretion. Further, we will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from us and/or the purchasers of the shares for whom they may act as agents. The shares of our common stock that we sell may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.01 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which we have complied. In addition, and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective. We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $0.01 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable. This offering will commence on the date of this prospectus and continue for a period of 180 days.

PENNY STOCK RULES

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or provided that current price and volume information with respect to transactions in such securities is provided by the exchange).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

MARKET INFORMATION

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained. A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.

OTCQB MARKET PACE CONSIDERATION

To be quoted on the OTC Market’s OTCQB Marketplace, a market maker must file an application on our behalf in order to make a market for our common stock.  The OTCQB Marketplace is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCQB Marketplace. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCQB Marketplace.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTCQB Marketplace has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in this market is that the issuer be current in its reporting requirement with the SEC.

Although we anticipate listing on the OTCQB Marketplace will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTCQB Marketplace rather than on NASDAQ. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTCQB Marketplace securities. Investors do not have direct access to the marketplace’s service. For these securities, there only has to be one market maker.

These transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on this marketplace, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because these stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

There is no guarantee that our stock will ever be quoted on the OTCQB Marketplace.

DESCRIPTION OF SECURITIES TO BE REGISTERED

GENERAL

There is no established public trading market for our common stock. Our authorized capital stock consists of 200,000,000 shares of common stock, with $0.001 par value per share. As of February 28, 2019, there were 6,000,000 shares of our common stock issued and outstanding that is held by one stockholder of record.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

PREEMPTIVE RIGHTS

No holder of any of our shares has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

DIVIDEND POLICY

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or

2.
our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future. We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SHARE PURCHASE WARRANTS

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

STOCK OPTIONS GRANTS

We have not issued and do not have outstanding any options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Laxague Law, Inc. has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by AMC Auditing, CPAs to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INFORMATION WITH RESPECT TO THE REGISTRANT

BUSINESS OVERVIEW

We intend to commence business operations by offering document and data storage services primarily to small and medium-sized businesses located in India. We were incorporated on July 21, 2017 and have only recently taken steps to proceed with our intended business plan.

Our aim is to provide clients with secure storage and indexing of paper documents, computer and digital media, and other confidential business information that businesses either are required by statute or choose to retain at a secure off-site location.

We expect that our information protection and storage services will be broadly divided into two major service categories: records management, and data protection and recovery. We intend to offer both physical services and technology solutions in each of these categories. Media formats can be broadly divided into paper documents and electronic records that include various forms of magnetic media such as computer tapes, hard drives, and optical disks.

We intend to provide a secure storage location and document indexing service to customers and provide storage boxes and related supplies in order to make handling records easier.  We believe the issues encountered by customers trying to manage their electronic records are similar to the ones they face in their physical records management programs and consist primarily of: (1) storage capacity and the preservation of data; (2) access to and control over the data in a secure environment; and (3) the need to retain electronic records due to regulatory requirements.

Physical records may be broadly divided into two categories: active and inactive. Active records relate to ongoing and recently completed activities or contain information that is frequently referenced. Active records are usually stored and managed on-site by the organization that originated them to ensure ready availability. Inactive physical records are the principal focus of the information protection and storage services industry. Inactive records consist of those records that are not needed for immediate access, but which must be retained for legal, regulatory and compliance reasons or for occasional reference in support of ongoing business operations. These records are typically stored in boxes that the customer packs and consumes available space in their offices. Most of the physical business records that our potential customers will store will be inactive. We intend to bill storage charges on a monthly basis based on a per box or per cubic foot rate, which will include our provision of space, any necessary transport,  computerized inventory and indexing, activity tracking, and physical security.

During the first year of our operations, we intend to focus on offering management services to companies that wish to store paper documents since this is the predominant form of records storage in India and is the simplest for us to accommodate. Our physical records management services will include records management programs that aid customers in their compliance with specific document storage regulatory requirements; implementation of programs that feature secure, cost-effective storage for all documents; and flexible retrieval access, retention management, and document destruction services.

In the second and third years of our business plan, we intend to acquire or license a digital data management and retrieval software and this technology-based records management services will comprised primarily of digital archiving and related services for secure, legally compliant, and cost-effective long-term archiving of electronic records.

Electronic records management focuses on the storage of, and related services for, computer media that is either a backup copy of recently processed data or archival in nature. Customer needs for data backup and recovery and archiving are distinctively different. Backup data exists because of the need of many businesses to maintain duplicate copies of their data in order to be able to recover the data in the event of a system failure, a casualty loss, or other disaster. It is customary for businesses that keep electronic records to deliver backup files to off-site locations on a regular basis and to require multiple copies of such information at multiple sites.

EMERGING GROWTH COMPANY STATUS

Because we generated less than $1 billion in total annual gross revenues during our most recently completed fiscal year, we qualify as an “emerging growth company” under the Jumpstart Our Business Startups (“JOBS”) Act.

We will lose our emerging growth company status on the earliest occurrence of any of the following events:

1.	on the last day of any fiscal year in which we earn at least $1 billion in total annual grossrevenues, which amount is adjusted for inflation every five years;

2.	on the last day of the fiscal year of the issuer following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement;

3.	on the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or

4.	the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b–2 of title 17, Code of Federal Regulations, or any successor thereto.

A “large accelerated filer” is an issuer that, at the end of its fiscal year, meets the following conditions:

1.
it has an aggregate worldwide market value of the voting and non-voting common equity held by its non-affiliates of $700 million or more as of the last business day of the issuer's most recently completed second fiscal quarter;

2.	It has been subject to the requirements of section 13(a) or 15(d) of the Act for a period of at least twelve calendar months; and

3.	It has filed at least one annual report pursuant to section 13(a) or 15(d) of the Act.

As an emerging growth company, exemptions from the following provisions are available to us:

1.	Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires auditor attestation of internal controls;

2.	Section 14A(a) and (b) of the Securities Exchange Act of 1934, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;

3.
Section 14(i) of the Exchange Act (which has not yet been implemented), which requires companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;

4.
Section 953(b)(1) of the Dodd-Frank Act (which has not yet been implemented), which requires companies to disclose the ratio between the annual total compensation of the CEO and the median of the annual total compensation of all employees of the companies; and

5.
The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K. Instead, an emerging growth company must only comply with the more limited provisions of Item 402 applicable to smaller reporting companies, regardless of the issuer’s size.

Pursuant to Section 107 of the JOBS Act, an emerging growth company may choose to forgo such exemption and instead comply with the requirements that apply to an issuer that is not an emerging growth company. We have elected under this section of the JOBS Act to maintain our status as an emerging growth company and take advantage of the JOBS Act provisions relating to complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.

MARKET

We believe that the volume of stored physical and electronic records will continue to increase for a number of reasons, including regulatory requirements, concerns over possible future litigation and the resulting increases in volume and holding periods of records; inexpensive document producing technologies such as desktop publishing software and desktop printing; the continued proliferation of data processing technologies, such as personal computers, tablets, laptops, and networks; the high cost of reviewing records and deciding whether to retain or destroy them; the failure of many entities to adopt or follow policies on records destruction; and requirements to keep backup copies of certain physical and electronic records in off-site locations.

We believe that paper-based information will continue to grow, not in spite of, but because of, "paperless" technologies such as e-mail and the Internet. These technologies have prompted the creation of hard copies of such electronic information and have also led to increased demand for electronic records services, such as the storage and backup of copies of digital media. In addition, the proliferation of digital information technologies and distributed data networks has created a growing need for efficient, cost-effective, and high quality technology solutions for electronic data protection, digital archiving, and the management of electronic documents.

We intend to focus our initial marketing efforts on small and medium size businesses located in India given that the Indian commercial sector has undergone high growth and smaller companies are less likely to have document storage practices in place. As well, as other countries outsource aspects of their business operations to India because of lower costs, we intend to eventually market our services to companies located outside of India, particularly in North America and Europe.  We intend to provide our records management services in the State of Goa, India where we will maintain our facilities due to the relatively low cost of operating in this region and to its central location between the key states of Maharashtra and Karnataka.

Goa covers an area of about 3,700 square kilometers and has a population of about 1.5 million. In terms of per capita gross domestic product, Goa is considered the richest state in the country.  Goa hosts key ports for the transportation of imports and exports.

Maharashtra is the second most populous state in India with over 114 million people and the third largest in terms of area at approximately 307,700 square kilometers. It is the home to Mumbai, the fifth most populous city in the world with over 21 million people. Maharashtra is the most industrialized state in India and also hosts the nation’s largest financial institutions and stock exchanges. It is also a key hub for India’s service industry.

Karnataka is home to over 64 million residents, including about ten million people in its capital city of Bangalore. The state has an area of 191,800 square kilometers. Key industries in the state include agriculture, manufacturing, and information technology.

In order to commence operations focused on physical document storage, we will require approximately an additional $50,000. From the date that we secure this financing, we anticipate that we will be able to commence offering document storage services to customers and begin generating revenue within six months. However, this assumes that we do not encounter any delays in obtaining suitable storage facilities and completing appropriate improvements to guarantee document security for our clients.

We anticipate incurring approximately $161,000 in additional expenses in order to commence offering electronic records management services to our clients during the second and third years of our business plan. We currently do not have a specific plan of how we will obtain the necessary funding for expansion of our business; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock or loans from our director. There is no guarantee that we will be able to sell additional shares of our common stock or that our director will loan us funds when we require them.

As of February 28, 2019, we had $9,798 in cash that is available to cover expenses, which is less than the amount needed to cover our anticipated expenses for one month. We will require additional funding to cover our administrative expenses, to lease storage facilities, to commence installing leasehold improvements, and to complete initial marketing programs.

COMPETITION

Presently, there are no physical records storage service providers in the State of Goa, but there are multiple companies providing digital information protection and storage services in the rest of India.  We believe that competition for customers is based our location, price, reliability and quality of service and that we will be able to compete effectively based on these factors.

We will compete with other records management companies, including large multinational corporations that offer both physical and electronic storage services, such as Iron Mountain, I.B.M., Crown Records Management, and Ricoh. Iron Mountain, in particular, has expanded its business presence in India through its December 2017 acquisition of OEC Records Management, one of India’s largest information management companies. In addition, there are other smaller records management companies, such as Capital Record Centre and Recall India Information Management, which primarily focus on the Indian market. These companies generally have greater financial and technical resources, industry expertise, and managerial capabilities than we do. Many of our potential competitors benefit from established brand awareness and long-standing relationships with key decision makers at many of our current and prospective customers. Because of their size, our competitors likely enjoy economies of scale that allow them to aggressively compete on price.

Our success depends on our ability to differentiate ourselves by initially limiting our market to a specific area of India and to offer very personalized service to our customers. As well, by locating our operations in the state of Goa, we anticipate having lower facility costs than competitors that have their operations based in the urban centers of Mumbai and Bangalore. We will also be able to cater our services to businesses that are located in Goa, which our competitors do not currently serve.

SALES AND MARKETING STRATEGY

In order to reach our target market sectors, we intend to focus our marketing efforts on our Internet presence, electronic brochures, and as our business develops, print media advertising. We intend to develop a website and hire a professional search engine optimization firm to enhance our Internet presence. Search engine optimization involves improving the chances that a particular website can be found in Internet search engines for words and phrases relevant to what the website is offering without the need to pay fees to the company that hosts search engine. Proper search engine optimization can help us to connect with customers that are seeking records management services in the states that we intend to serve.

We also intend to commission a direct sales force that will visit potential customers and provide customized records outsourcing proposals to them.  Initially, we will focus on professional service providers, such as lawyers, accountants, and health care facilities, which generate large quantities of documents as part of their business and face legal requirements to store records for significant periods of time. In addition to our president, who will devote at least half of her business time to our operations and marketing efforts, we anticipate hiring two full-time salespersons during our first year of business. We expect to expand our sales force by an additional two salespersons in the second year of our operations to market our electronic data storage services.

PLAN OF OPERATIONS

Our plan of operations over the 12-month period following successful completion of our offering is to develop our corporate website, create electronic and print brochures for potential customers, secure facilities for the operation of our business, complete any necessary leasehold improvements on our facilities, retain sales personnel, and commence operations in the physical document management business.

We anticipate achieving the following specific business milestones in the 12 months following the completion of our offering:

1.
For a period of one to three months from the date of completion of the offering, our president, Chasma Mulla, will retain a web designer for the purpose of developing our corporate website that will describe the services that we offer, provide potential clients with the ability to contact us to request services or ask questions about the services that we offer.  Ms. Mulla will be responsible for providing the content for the website. In addition, she intends to retain a search engine optimization and e-business consultant that will aid us in developing an Internet and social media presence and assure that our website is highly visible to potential clients that search for us. We anticipate that our website design and implementation will cost us about $600;

2.
Concurrently with the development of our website, we plan to lease premises for our initial storage operations in the vicinity of the city of Margao in the state of Goa, India. We anticipate signing a one year lease for our facilities at a cost of $250 per month, which we will have the option to extend on a month-to-month basis following the initial lease term. We plan to select a location that can accommodate approximately 2,000 storage boxes that includes the potential to expand the amount of space we lease as our need for space increases. We anticipate that our rent for the first year of operations will be about $3,000;

4.
Once our website and social media presences are operational, Ms. Mulla will retain an electronic and media consultant to design electronic and print brochures that will incorporate our business logo and will include our mission statement, details of our services, and contact information. We anticipate that these steps will take approximately one month. As we develop a client list, we will distribute this electronic brochure via email to potential clients in accordance with applicable laws governing online solicitation. This may include the purchase of third party client lists that contain the names of people that may be interested in the services that we provide. We anticipate that the design of the electronic brochure and related marketing efforts will cost approximately $400; and

5.
Once we have created a print brochure, we will retain two salespersons to directly market our services to potential customers. The pay rates for such employees would be negotiable and based on commission rates based on business generated. We anticipate that any wages would be paid from revenue that we earn and would not impact our use of proceeds. Based on our success in generating business, we would expand our sales force. As our business develops, Ms. Mulla’s role would transition from client consultant to a manager of all of our sales consultants. Initially, she would also operate our storage facility along with two to three paid part-time employees. We anticipate that the costs of retaining these employees will be approximately $4,000 in our initial year of operations.

We intend to fund the above-noted expenses from the proceeds of our offering.

Currently, our President devotes approximately 20% of her business time to the Company’s operations. Ms. Chasma has indicated that she is willing to spend more time with the business as it grows and her services are needed. We anticipate that she will be required to spend about 20 hours a week on matters relating to our business when operations commence.

COMPLIANCE WITH GOVERNMENT REGULATIONS

There are no governmental regulations specifically relating to services that we intend to provide within India. Foreign corporations, such as us, are authorized to conduct business in India; however, they are required to comply with domestic business laws and regulations, including those relating to occupational health and safety, minimum wage requirements, and the repatriation of capital and dividends invested in India. We do not anticipate that these regulations will have a significant adverse impact on our operations or cause us to incur significant expenses related to compliance.

The minimum wage in Goa, India for unskilled labor is currently the equivalent of less than $2.00 per hour, which is less than we intend to pay any direct employees that we may retain to work at our facilities. Sales personnel will be independent contractors that work for commissions and will not be subject to these laws.

Foreign capital invested in India is generally allowed to be repatriated along with capital appreciation. Profits and dividends earned are repatriable after payment of dividend distribution tax due on them. The current effective dividend distribution tax rate is approximately 20.4%.

We do not expect governmental regulations to materially restrict our business operations. We are not aware of any pending laws or regulations that would have an impact on our business.

EMPLOYEES

We have no employees as of the date of this prospectus.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any research or development expenditures since our incorporation.

SUBSIDIARIES

We have one wholly-owned Canadian subsidiary that we incorporated for the purposes of opening a U.S. dollar bank account. Otherwise, our subsidiary has no operations. After our registration statement has been deemed effective, we will incorporate a wholly-owned Indian incorporated subsidiary.

PATENTS AND TRADEMARK

We do not own, either legally or beneficially, any patents or trademarks.

DESCRIPTION OF PROPERTY

Our sole officer and director, Chasma Mulla, provides office space to us at H. No  FF-2, First Floor, Rosemina Arcade, Malbhat, Margao, State of Goa, India 403601 at no cost. We do not have a written agreement with Ms. Mulla with respect to the provision of this office space, and so there is no guarantee that Ms. Mulla will continue to provide this office space at no cost in the future. When we execute a lease in order to obtain facilities for the provision of records storage, we will move our head office to this location.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

LEGAL PROCEEDINGS

We are currently not party to any legal proceedings.  Our address for service of process in Nevada is 401 Ryland Street, Suite 200A, Reno, Nevada 89502.

MARKET OF COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

There is no public market for our common stock. We cannot give any assurance that the shares being offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares. If in the future a market does exist for our securities, it is likely to be highly illiquid and sporadic.

We intend to apply to the OTC Markets to have our common stock quoted on the OTCQB Marketplace through a market maker that is a licensed broker dealer.  There can be no guarantee that our common stock will be accepted for quotation on the OTCQB.

STOCKHOLDERS OF OUR COMMON STOCK

As of the date of this registration statement, we have one registered shareholder.

FUTURE SALES BY EXISTING STOCKHOLDERS

RULE 144 SHARES

A total of 6,000,000 shares of common stock were issued to sole officers and sole director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

Our issued shares of common stock are not currently available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act because we are a shell company. Our shareholders cannot rely on Rule 144 for the resale of our common stock until the following have occurred:

1.	we have ceased to be a shell company.

2.	we are subject to the reporting requirements of the Exchange Act;

3.	we have filed all Exchange Act reports required for the past 12 months; and

4.	a minimum of one year has elapsed since we filed current Form 10 information on Form

8-K changing our status from a shell company to a non-shell company.

When Rule 144 is available, our affiliate stockholder shall be entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	1% of the number of shares of the company's common stock then outstanding; or

2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

PLAN OF OPERATIONS

Our plan of operations over the 12-month period following successful completion of our offering is to develop our corporate website, create electronic and print brochures for potential customers, secure facilities for the operation of our business, complete any necessary leasehold improvements on our facilities, retain sales personnel, and commence operations in the physical document management business.

We anticipate achieving the following specific business milestones in the 12 months following the completion of our offering:

1.
For a period of one to three months from the date of completion of the offering, our president, Chasma Mulla, will retain a web designer for the purpose of developing our corporate website that will describe the services that we offer, provide potential clients with the ability to contact us to request services or ask questions about the services that we offer.  Ms. Mulla will be responsible for providing the content for the website. In addition, she intends to retain a search engine optimization and e-business consultant that will aid us in developing an Internet and social media presence and assure that our website is highly visible to potential clients that search for us. We anticipate that our website design and implementation will cost us about $600;

2.
Concurrently with the development of our website, we plan to lease premises for our initial storage operations in the vicinity of the city of Margao in the state of Goa, India. We anticipate signing a one year lease for our facilities at a cost of $250 per month, which we will have the option to extend on a month-to-month basis following the initial lease term. We plan to select a location that can accommodate approximately 2,000 storage boxes that includes the potential to expand the amount of space we lease as our need for space increases. We anticipate that our rent for the first year of operations will be about $3,000;

4.
Once our website and social media presences are operational, Ms. Mulla will retain an electronic and media consultant to design electronic and print brochures that will incorporate our business logo and will include our mission statement, details of our services, and contact information. We anticipate that these steps will take approximately one month. As we develop a client list, we will distribute this electronic brochure via email to potential clients in accordance with applicable laws governing online solicitation. This may include the purchase of third party client lists that contain the names of people that may be interested in the services that we provide. We anticipate that the design of the electronic brochure and related marketing efforts will cost approximately $400; and

5.
Once we have created a print brochure, we will retain two salespersons to directly market our services to potential customers. The pay rates for such independent contractors would be negotiable and based on commission rates based on business generated. We anticipate that any wages would be paid from revenue that we earn and would not impact our use of proceeds. Based on our success in generating business, we would expand our sales force. As our business develops, Ms. Mulla’s role would transition from client consultant to a manager of all of our sales consultants. Initially, she would also operate our storage facility along with two to three paid employees. We anticipate that the costs of retaining these employees will be approximately $4,000 in our initial year of operations. We anticipate hiring these employees approximately six months after the completion of our offering.

We intend to fund the above-noted expenses from the proceeds of our offering.

The table below outlines our estimated start-up expenses:

	Year 1	Year 2	Year 3

Costs associated with being a reporting issuer	$13,000	$13,000	$13,000
Costs associated with registration statement	9,000	-	-
Legal fees	5,000	6,000	6,000
Transfer Agent	3,000	5,000	5,000
Website and brochures	1,000	3,000	3,000
Rent	3,000	6,000	12,000
Shelving, furniture and equipment	5,000	5,000	5,000
Boxes and containers	2,000	4,000	6,000
Insurance	1,000	1,000	2,000
Staffing	4,000	8,000	13,000
Contracted Services (delivery and pick-up)	1,000	4,000	6,000
Computer equipment, installations, and training	2,244	15,000	20,000
Total	$50,000	$70,000	$91,000

RESULTS OF OPERATIONS FOR THE THREE-MONTH PERIOD ENDED FEBRUARY 28, 2019

We did not earn any revenues during the three-month period ended February 28, 2019.

We did not incur any operating expenses for the three-month period ended February 28, 2019. For the same period previous year, we incurred operating loss in the amount of $1,750, which consisted entirely of professional fees.

RESULTS OF OPERATIONS FOR THE SIX-MONTH PERIOD ENDED FEBRUARY 28, 2019

We did not earn any revenues during the six-month period ended February 28, 2019.

We incurred operating expenses in the amount of $4,565 for the six-month period ended February 28, 2019, which consisted of professional fees totaling $4,500 and $65 for general and administrative expenses.  For the same period previous year, we incurred operating loss in the amount of $6,250, which consisted entirely of professional fees.

RESULTS OF OPERATIONS FOT THE YEAR ENDED AUGUST 31, 2018

We did not earn any revenues from our incorporation on July 21, 2017 to August 31, 2018.

We incurred operating expenses in the amount of $10,657 for the year ended August 31, 2018. These operating expenses were comprised of professional fees totaling $9,500 and $1,157 for general and administrative expenses.

RESULTS OF OPERATIONS FROM INCEPTION TO AUGUST 31, 2017

We did not earn any revenues from our incorporation on July 21, 2017 to August 31, 2017.

We incurred operating expenses in the amount of $1,280 for the period from our inception on July 21, 2017 to August 31, 2017. These operating expenses were comprised of fees for our incorporation and our business license.

We have not attained profitable operations and are dependent upon obtaining financing to pursue our business plan of providing a full-service, computerized records management company. For these reasons, there is substantial doubt that we will be able to continue as a going concern.

We have not attained profitable operations and are dependent upon obtaining financing to pursue our business plan of providing a full-service, computerized records management company. For these reasons, there is substantial doubt that we will be able to continue as a going concern.

LIQUIDITY AND CAPITAL RESOURCES

At February 28, 2019, we had a cash balance of $9,798. Our expenditures over the next 12 months are expected to be approximately $50,000. We have a long term liability of $15,170 to a related party.

We do not have sufficient current cash to cover our expenses for filing required quarterly and annual reports with the Securities and Exchange Commission or to fund our plan of operation. We must raise minimum $50,000, to complete our plan of operation for the next 12 months. We anticipate our costs of being a reporting company to be approximately $13,000 annually in connection with our public filings that will have to be made with the SEC on a quarterly basis. Additional funding will likely come from equity financing from the sale of our common stock, if we are able to sell such stock. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our Company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our plan of operation. In the absence of such financing, our business will fail.  There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our plan of operation for the next 12 months and our business will fail.

GOING CONCERN CONSIDERATION

We have not generated any revenues since inception. As of February 28, 2019, we had accumulated losses of $16,502. Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors. Our financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

OFF BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

CHANGES AND DISAGREEMENT WITH ACCOUNTANTS

There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

REPORTS TO SECURITY HOLDERS

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it.  We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form S-1 is declared effective.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our sole executive officer and director and her age as of the date of this prospectus is as follows:

Name and Address of Executive Officer and/or Director	Age	Position

Chasma Mulla Margao, State of Goa, India	36	President and Chief Executive Officer, Secretary, Treasurer and Director

BIOGRAPHICAL INFORMATION

Set forth below is a brief description of the background and business experience of our sole executive officer and director for the past five years.

Chasma Mulla has served as Chairman of the Board, President and Chief Executive Officer, Secretary and Treasurer since July 21, 2017. Ms. Chasma was born and raised in Goa, India, where she graduated with a degree in computer science from University of Goa. In 2012, Ms. Chasma commenced her own garment retail establishment called Nizami Creation in Margao, Goa.

After her university graduation in 2002, Ms. Chama was employed with three logistics and container shipment companies as an executive assistant.  In these positions, she developed a network of professionals and companies in the shipping and import/export business and became familiar with digital records management.

Initially, and because we are just starting our business operations, it is not anticipated that Ms. Chasma will be required to devote more than approximately twenty hours a week to the business. However, as the business builds and more time is required of Ms. Chasma she will, as necessary, devote more time to our operations, up to a maximum of forty hours per week.

Ms. Chasma has not been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limited her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

Ms. Chasma has not been convicted in any criminal proceeding nor is he subject of any currently pending criminal proceeding.

We intend to conduct our business through agreements with consultants and arms-length third parties. Currently, we have no formal or pending consulting agreements in place.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until she resigns or is removed in accordance with the provisions of the State of Nevada statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Chasma Mulla, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of her family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exists which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

SIGNIFICANT EMPLOYEES

We have no employees. Our Chairman, President and Chief Executive Officer, Treasurer and Secretary, Chasma Mulla, is an independent contractor to us and currently devotes approximately 20 hours per week to company matters. After receiving funding pursuant to our business plan Ms. Chasma intends to devote as much time as the Board of Directors deem necessary to manage the affairs of the company.

AUDIT COMMITTEE AND CONFLICT OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our president and sole director. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board of Directors established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is an early start-up company and has only one director, and to date, such sole director has been performing the functions of such committees. Thus, there is a potential conflict of interest in that our sole director and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION TABLE

Since inception, we have not paid any compensation to our officers or directors. The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our incorporation on July 21, 2017 to August 31, 2017 (our fiscal year end) and subsequent thereto to the date of this prospectus.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Chasma Mulla	2019	None	None	None	None	None	None	None	None
President, CEO,	2018	None	None	None	None	None	None	None	None
Secretary, Treasurer	2017	None	None	None	None	None	None	None	None
and a director

We do not have any standard arrangements by which directors are compensated for any services provided as a director. No cash has been paid to the directors in their capacity as such.

STOCK OPTION GRANTS

We have not granted any stock options to our executive officers since our inception.

CONSULTING AGREEMENTS

We do not have any employment or consulting agreement with Chasma Mulla. We do not pay her any amount for acting as a director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are no any pending or anticipated arrangements that may cause a change in control. The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security.

		Amount of
Title of	Name and address	beneficial	Percent
Class	of beneficial owner	ownership	of class

Common Stock	Chasma Mulla	6,000,000	100%
	President, Chief Executive Officer	Shares
	Secretary, Treasurer and Director
	H. No. FF-2, First Floor
	Rosemina Arcade, Malbhat
	Margao, State of Goa, India 403601

Common Stock	All Officers and Directors	6,000,000	100%
	as a group that consists of one person	shares

The percent of class is based on 11,000,000 shares of common stock issued and outstanding that will be issued and outstanding following the completion of our entire offering made pursuant to this registration statement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 24, 2017, we offered and sold 6,000,000 shares of common stock to Ms. Chasma Mulla, our President, Treasurer and sole Director, at a purchase price of $0.001 per share, for aggregate proceeds of $6,000.

Our board of directors consists of Ms. Chasma Mulla. She is not independent as such term is defined by a national securities exchange or an inter-dealer quotation system.

Other than as discussed below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or is in any presently proposed transaction that has or will materially affect us:

•	Any of our directors or officers;
•	Any person proposed as a nominee for election as a director;
•	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
•	Our sole promoter, Chasma Mulla
•	Any relative or spouse of any of the foregoing persons who has the same house as such person;
•	Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock.

Our sole officer and director, Chasma Mulla, provides office space to us at H. No  FF-2, First Floor, Rosemina Arcade, Malbhat, Margao, State of Goa, India 403601 at no cost. We do not have a written agreement with Ms. Chasma with respect to the provision of this office space, and there is no guarantee that Ms. Chasma will continue to provide this office space at no cost in the future.

ADVANCES FROM RELATED PARTIES

Ms. Mulla along with her related parties have verbally agreed to advance sufficient funds to the Company to continue operations if funds are required. However, neither Ms. Mulla nor anyone related to her have any obligation to provide any advances or loan to our company and may do so only if they wish. Any loans made to us will bear no interest and shall be payable on demand or upon a negotiated fixed date. Up to February 28, 2019, we have received $15,170 from Mohsin Mulla, Ms. Mulla’s spouse,  and no payment will be required from him before December 31, 2021.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

Until 90 days from the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS:

1.	Report of Independent Registered Public Accounting Firm;		F-1

2.	Audited financial statements for the period from July 21, 2017 (inception) to August 31, 2017 and for the year ended August 31, 2018, including:
	a.	Balance Sheet;	F-2
	b.	Statements of Operations;	F-3
	c.	Statement of Stockholders' Equity;	F-4
	d.	Statements of Cash Flows; and	F-5
	e.	Notes to Financial Statements	F-6

3.	Interim unaudited financial statements for the three months and six months ended February 28, 2019, including:
	a.	Balance Sheets;	F-13
	b.	Statements of Operations;	F-14
	c.	Statement of Stockholders’ Equity (Deficit);	F-15
	d.	Statements of Cash Flows;	F-16
	e.	Notes to Financial Statements	F-17

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Yumba Records Storage, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Yumba Records Storage, Inc. (the “Company”) as of August 31, 2018 and August 31, 2017 and the related consolidated statements of comprehensive loss, stockholders’ equity/(deficit), and cash flows for the year ended August 31, 2018 and for the period from July 21, 2017 (inception) to August 31, 2017, and the related notes (collectively referred to as the “financial statements”).   In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of August 31, 2018 and August 31, 2017, and the results of its operations and its cash flows for the year ended August 31, 2018 and for the period from July 21, 2017 (inception) to August 31, 2017 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has no revenues, has negative working capital at August 31, 2018, has incurred recurring losses and recurring negative cash flow from operating activities, and has an accumulated deficit which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ AMC Auditing

AMC Auditing
We have served as the Company’s auditor since 2017
Las Vegas, Nevada
April 11, 2019

YUMBA RECORDS STORAGE, INC.
CONSOLIDATED BALANCE SHEET

	August 31, 2018 $	August 31,2017 $
ASSETS
Current assets
Cash	10,290	6,000
Total current assets	10,290	6,000

Total assets	10,290	6,000

LIABILITIES AND STOCKHOLDER’S EQ UITY (DEFICIT)

LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	1,057	630
Advances from related party	-	650
Total current liabilities	1,057	1,280

Long term liabilities
Advances from related party	15,170	-

Total liabilities	16,227	1,280

STOCKHOLDER’S EQUITY (DEFICIT)

Common stock: $0.001 par value, 200,000,000 authorized, 6,000,000 issued and outstanding as of August 31, 2018 and August 31, 2017	6,000	6,000
Additional paid-in capital	-	-
Deficit accumulated	(11,937)	(1,280)
Total stockholder’s equity (deficit)	(5,937)	4,720

Total liabilities and stockholder’s equity (deficit)	10,290	6,000

(The accompanying notes are an integral part of these consolidated financial statements)

YUMBA RECORDS STORAGE, INC.
CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

	For the Year Ended August 31, 2018 $	For the Period from July 21, 2017 (inception) to August 31, 2017 $
Expenses
General and administrative	1,157	1,280
Professional fees	9,500	-

Net loss	(10,657)	(1,280)

Net loss per share – basic and diluted	(0.00)	(0.00)

Weighted average shares outstanding – basic and diluted	6,000,000	1,024,390

(The accompanying notes are an integral part of these consolidated financial statements)

YUMBA RECORDS STORAGE, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)
For the period from July 21, 2017 (inception) to August 31, 2018

	Common Stock		Additional Paid-in	Accumulated Other Comprehensive	Accumulated
	Number	Par Value	Capital	Income (loss)	Deficit	Total
		$	$	$	$	$

Balance, July 21, 2017 (inception)	-	-	-	-	-	-
Common stock issued for cash on August 24, 2017	6,000,000	6,000	-	-	-	6,000
Net loss	-	-	-	-	(1,280)	(1,280)

Balance, August 31, 2017	6,000,000	6,000	-	-	(1,280)	4,720
Net loss	-	-	-	-	(10,657)	(10,657)

Balance, August 31, 2018	6,000,000	6,000	-	-	(11,937)	(5,937)

(The accompanying notes are an integral part of these consolidated financial statements)

YUMBA RECORDS STORAGE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended August 31, 2018 $	Period From July 21, 2017 (inception) to August 31, 2017 $
Cash flows from operating activities
Net loss	(10,657)	(1,280)
Adjustments to reconcile to net cash used in operating activities:
Change in operating assets and liabilities
Accounts payables and accrued liabilities	427	630
Net cash used in operating activities	(10,230)	(650)

Cash flows from financing activities
Proceeds from issuance of common stock	-	6,000
Advances from related party	14,520	650
Net cash provided by financing activities	14,520	6,650

Change in cash	4,290	6,000

Cash – beginning of period	6,000	-

Cash – end of period	10,290	6,000

Supplemental cash flow disclosures

Cash paid for:
Interest	−	−
Income tax	−	−

(The accompanying notes are an integral part of these consolidated financial statements)

YUMBA RECORDS STORAGE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2018 and 2017

1. NATURE AND CONTINUANCE OF OPERATIONS

Yumba Records Storage, Inc. (the "Company") was incorporated in the state of Nevada on July 21, 2017 ("Inception"). The Company plans to be a physical record storage and retrieval company .The Company's corporate headquarters are located in Baixo, India and its fiscal year-end is August 31.

The Company presently is not providing any services. All activities of the Company relate to its organization, initial funding, and share issuances.

The Company believes there are no significant risks or uncertainties related to these activities.

2. GOING CONCERN

These consolidated financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred a loss since inception resulting in an accumulated deficit of $11,937 as at August 31, 2018 and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. In addition to operational expenses, as the Company executes its business plan, it is incurring expenses related to complying with its public reporting requirements. In order to remain in business, the Company will need to raise capital in the next twelve months. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and proceeds from its public offering. The Company has no written or verbal commitments from stockholders, director or officer to provide the Company with any form of cash advances, loans or other sources of liquidity to meet its working capital needs. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company has elected August 31 year-end. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the period presented have been reflected herein. These consolidated financial statements include the financial activities of its wholly owned subsidiaries, Yumba Records Storage Inc., a company incorporated in Canada, and 100 percent of its assets, liabilities and net income or loss. All inter-company balances and transactions have been eliminated.

Foreign Currency Translation

The Company's functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Average monthly rates are used to translate expenses. Revenue and expenses are translated at average rates of exchange during the year. The assets and liabilities of foreign operations are translated to US dollars at exchange rates at the reporting date. The income and expenses of foreign operations are translated into US dollars at exchange rates at the dates of the transactions. Foreign currency adjustments are recognized in other comprehensive income in the accumulated other comprehensive income (loss).

YUMBA RECORDS STORAGE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS August 31, 2018 and 2017

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Foreign Currency Translation (Continued)

Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of net income (loss). The Company has not, to the date of these consolidated financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. The Company maintains cash and cash equivalent balances at one financial institution that is insured by the FDIC. As at August 31, 2018, the Company had $10,290 in cash.

Fair Value of Financial Instruments

The Company follows FASB ASC 820, Fair Value Measurements and Disclosures, for all financial instruments and non-financial instruments accounted for at fair value on a recurring basis. This accounting standard establishes a single definition of fair value and a framework for measuring fair value, sets out a fair value hierarchy to be used to classify the source of information used in fair value measurement and expands disclosures about fair value measurements required under other accounting pronouncements. It does not change existing guidance as to whether or not an instrument is carried at fair value. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

AS topic 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1:	Defined as observable inputs such as quoted prices in active markets;
Level 2:	Defined as inputs other than quoted prices in active markets that are either directly or indirectly observable;
Level 3:	Defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The Company has adopted FASB ASC 825, Financial Instruments, which allows companies to choose to measure eligible financial instruments and certain other items at fair value that are not required to be measured at fair value. The Company has not elected the fair value option for any eligible financial instruments.

Comprehensive Loss

The Company adopted FASB ASC 220, “Reporting Comprehensive Income”, which establishes standards for the reporting and display of comprehensive income and its components in the consolidated financial statements. Comprehensive income consists of net income and other gains and losses affecting stockholders’ equity that are excluded from net income, such as unrealized gains and losses on investments available for sale, foreign currency translation gains and losses and minimum pension liability. Since inception, the Company’s other comprehensive income represents foreign currency translation adjustments.

YUMBA RECORDS STORAGE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS August 31, 2018 and 2017

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification No. 605, “Revenue Recognition” ("ASC-605"), ASC-605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required. Since inception to August 31, 2017, the Company has generated no revenue.

Income Taxes

The Company follows FASB ASC Topic 740, “Income Taxes” which requires the use of the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for future tax consequences attributable to temporary differences between the consolidated financial statements carrying amounts of existing assets and liabilities and loss carry forwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The tax consequences of most events recognized in the current year’s consolidated financial statements are included in determining income taxes currently payable. However, because tax laws and financial accounting standards differ in their recognition and measurement of assets, liabilities, equity, revenues, expenses, gains and losses, differences arise between the amount of taxable income and pre-tax financial income for a year and between the tax bases of assets or liabilities and their reported amounts in the consolidated financial statements.

 Because the Company assumes that the reported amounts of assets and liabilities will be recovered and settled, respectively, a difference between the tax basis of an asset or a liability and its reported amount in the balance sheet will result in a taxable or a deductible amount in some future years when the related liabilities are settled or the reported amounts of the assets are recovered, which gives rise to a deferred tax asset. The Company must then assess the likelihood that the deferred tax assets will be recovered from future taxable income and to the extent the Company believes that recovery is not likely, the Company must establish a valuation allowance.

 The Company has adopted FASB guidance on accounting for uncertainty in income taxes which provides a consolidated financial statement recognition threshold and measurement attribute for a tax position taken or expected to be taken in a tax return. Under this guidance, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The guidance also extends to de-recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and income tax disclosures.

YUMBA RECORDS STORAGE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS August 31, 2018 and 2017

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Basic and Diluted Loss per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. For the period from July 21, 2017 (inception) through August 31, 2017 and for the year ended August 31, 2018, there were no potentially dilutive debt or equity instruments issued or outstanding.

Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Recently Adopted and Recently Enacted Accounting Pronouncements

The Company adopts new pronouncements relating to accounting principles generally accepted in the United States of America applicable to the Company as they are issued, which may be in advance of their effective date.

Management does not believe that any recently issued, but not yet effective accounting standards, if currently adopted, would have a material effect on the accompanying consolidated financial statements.

In March 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. This guidance changes how companies account for certain aspects of share-based payments to employees. Among other things, under the new guidance, companies will no longer record excess tax benefits and certain tax deficiencies in additional paid-in-capital (“APIC”), but will instead record such items as income tax expense or benefit in the income statement, and APIC pools will be eliminated. Companies will apply this guidance prospectively. Another component of the new guidance allows companies to make an accounting policy election for the impact of forfeitures on the recognition of expense for share-based payment awards, whereby forfeitures can be estimated, as required today, or recognized when they occur. If elected, the change to recognize forfeitures when they occur needs to be adopted using a modified retrospective approach. The amendment is effective for public entities for fiscal years beginning after December 15, 2016. Early adoption is permitted. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which issued new guidance related to leases that outlines a comprehensive lease accounting model and supersedes the current lease guidance. The new guidance requires lessees to recognize lease liabilities and corresponding right-of-use assets for all leases with lease terms of greater than 12 months. It also changes the definition of a lease and expands the disclosure requirements of lease arrangements. The new guidance must be adopted using the modified retrospective approach and will be effective for the public entities for fiscal years beginning after December 15, 2018. Early adoption is permitted. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

YUMBA RECORDS STORAGE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS August 31, 2018 and 2017

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Adopted and Recently Enacted Accounting Pronouncements (continued)

In July 2015, the FASB issued ASU No. 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory. The guidance requires an entity to measure inventory at the lower of cost or net realizable value, which is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation, rather than the lower of cost or market in the previous guidance. This amendment applies to inventory that is measured using first-in, first-out (FIFO). This amendment is effective for public entities for fiscal years beginning after December 15, 2016, including interim periods within those years. A reporting entity should apply the amendments prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. generally accepted accounting principles when it becomes effective. In July 2015, the FASB deferred the effective date of the standard by an additional year; however, it provided companies the option to adopt one year earlier, commensurate with the original effective date. The amendment is effective for public entities for fiscal years beginning after December 15, 2016. The Company is currently evaluating this standard and has not yet selected a transition method or the effective date on which it plans to adopt the standard, nor has it determined the effect of the standard on its financial statements and related disclosures.

4. CAPITAL STOCK

The total number of common shares authorized that may be issued by the Company is 200,000,000 shares with a par value of $0.001 per share.

During the period ended August 31, 2017, the Company issued 6,000,000 shares of common stock for total cash proceeds of $6,000 to the Company's director.

At August 31, 2018, there were no issued and outstanding stock options or warrants.

5. RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. Ms. Chasma Mulla, officer and director of the Company, is currently providing the Company with use of office space and services at no charge. The Company’s officer and director is involved in other business activities and may face a conflict in selecting between the Company and her other business interests. The Company has adopted a Code of Business Conduct and Ethics.

6. RELATED PARTY ADVANCE PAYABLES

As at August 31, 2018 the Company received $15,170 from a party related to the Company’s president. This advance is unsecured and non-interest bearing and may not be due before August 31, 2020.

YUMBA RECORDS STORAGE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS August 31, 2018 and 2017

7. INCOME TAXES

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740-10-65-1. As a result of the implementation of ASC 740-10-65-1, the Company recognized no increase in the liability for unrecognized tax benefits. As of August 31, 2018, the Company had net operating loss carry forwards of approximately $11,937 that may be available to reduce future years’ taxable income in varying amounts through 2038. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The valuation allowance at August 31, 2018 was approximately $2,507. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized.

The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of August 31, 2017.  All tax years since inception remains open for examination by taxing authorities.

The components of the deferred tax asset, the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are indicated below:

	August 31, 2018	August 31, 2017

Operating loss	$10,657	$1,280
Statutory tax rate	21%	34%
Refundable federal income tax attributable to current operations	2,238	435
Change in valuation allowance	(2,238)	(435)
Net refundable amount	$-	$-

The cumulative tax effect at the expected rate of 21% for 2018 and 34% for 2017 of significant items comprising the net deferred tax amount is:

	August 31, 2018	August 31, 2017
Deferred tax asset attributed to:
Net operating loss	$2,238	$435
Less, valuation allowance	(2,238)	(435)
Net deferred tax assets	$-	$-

8. SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to August 31, 2018 to April 11, 2019 and has determined that it does not have any material subsequent events to disclose in these financial statements.

YUMBA RECORDS STORAGE, INC.
FINANCIAL STATEMENTS
(Unaudited)
FEBRUARY 28, 2019

Yumba Records Storage, Inc.
Condensed Interim Consolidated Balance Sheets

	February 28, 2019 $	August 31, 2018 $
	(unaudited)	(audited)
ASSETS

Current assets
Cash	9,798	10,290
Total current assets	9,798	10,290

Total assets	9,798	10,290

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)

LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	5,130	1,057
Advances from related party	-	-
Total current liabilities	5,130	1,057
Long term liabilities
Advances from related party	15,170	15,170
Total liabilities	20,300	16,227

STOCKHOLDER’S EQUITY (DEFICIT)

Common stock: $0.001 par value, 200,000,000 authorized, 6,000,000 issued and outstanding as of February 28, 2019 and August 31, 2018	6,000	6,000
Additional paid-in capital	-	-
Deficit accumulated	(16,502)	(11,937)
Total stockholder’s equity (deficit)	(10,502)	(5,937)

Total liabilities and stockholder’s equity (deficit)	9,798	10,290

(The accompanying notes are an integral part of these financial statements)

Yumba Records Storage, Inc.
Condensed Interim Consolidated Statements of Operations
(unaudited)

	For the Three Months Ended		For the Six Months Ended
	February 28		February 28
	2019	2018	2019	2018
	$	$	$	$
Expenses
General and administrative	-	-	65	-
Professional fees	-	1,750	4,500	6,250

Net loss	-	(1,750)	(4,565)	(6,250)

Net loss per share – basic and diluted	(0.00)	(0.00)	(0.00)	(0.00)

Weighted average shares outstanding – basic and diluted	6,000,000	6,000,000	6,000,000	6,000,00

(The accompanying notes are an integral part of these financial statements)

YUMBA RECORDS STORAGE, INC.
Condensed Statement of Stockholders’ Equity (Deficit)
For the period from July 21, 2017(inception) to February 28, 2019
(unaudited)

	Common Stock		Additional Paid-in	Accumulated Other Comprehensive	Accumulated
	Number	Par Value	Capital	Income (loss)	Deficit	Total

Balance, July 21, 2017 (inception)	-	$-	$-	$-	$-	$-
Common stock issued for cash on August 24, 2017	6,000,000	6,000	-	-	-	6,000
Net loss	-	-	-	-	(1,280)	(1,280)

Balance, August 31, 2017	6,000,000	6,000	-	-	(1,280)	4,720
Net loss	-	-	-	-	(10,657)	(10,657)
Balance, August 31, 2018	6,000,000	6,000	-	-	(11,937)	(5,937)
Net loss	-	-	-	-	(4,565)	(4,565)

Balance, February 28, 2019	6,000,000	6,000	-	-	(16,502)	(10,502)

(The accompanying notes are an integral part of these consolidated financial statements)

Yumba Records Storage, Inc.
Condensed Interim Consolidated Statements of Cash Flows
(Unaudited)

	For the Six Months Ended February 28, 2019 $	For the Six Months Ended February 28, 2018 $
	(unaudited)
Cash flows from operating activities
Net loss	(4,565)	(6,250)
Adjustments to reconcile to net cash used in operating activities:
Change in operating assets and liabilities
Accounts payables and accrued liabilities	4,073	-
Net cash used in operating activities	(492)	(6,250)

Cash flows from financing activities
Proceeds from issuance of common stock	-	-
Advances from related party	-	3,550
Net cash provided by financing activities	-	3,550

Change in cash	(492)	(2,700)

Cash – beginning of period	10,290	6,000

Cash – end of period	9,798	3,300

Supplemental cash flow disclosures

Cash paid for:
Interest	−	−
Income tax	−	−

(The accompanying notes are an integral part of these financial statements)

Yumba Records Storage, Inc.
Notes to the condensed interim consolidated financial statements
February 28, 2019
(unaudited)

1. NATURE AND CONTINUANCE OF OPERATIONS

Yumba Records Storage, Inc. (the "Company") was incorporated in the state of Nevada on July 21, 2017 ("Inception"). The Company plans to be a physical record storage and retrieval company .The Company's corporate headquarters are located in Margao, India and its fiscal year-end is August 31.

The Company presently is not providing any services. All activities of the Company relate to its organization, initial funding, and share issuances.

 The Company believes there are no significant risks or uncertainties related to these activities.

2. GOING CONCERN

These unaudited condensed interim financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. During the six-month period ending February 28, 2019, the Company recognized no sales revenue and incurred a net loss of $4,565. As of February 28, 2019, the Company had an accumulated deficit of $16,502. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholder, the ability to raise equity or debt financing, and the attainment of profitable operations from the Company’s future business. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These unaudited interim financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Interim Financial Information:

The accompanying unaudited condensed interim financial statements have been prepared by management without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted as allowed by such rules and regulations, and management believes that the disclosures are adequate to make the information presented not misleading. These unaudited condensed interim financial statements include all of the adjustments, which, in the opinion of management, are necessary to a fair presentation of financial position and result of operations. As such, all adjustments are of a normal and recurring nature. Interim results are not necessarily indicative of results for a full year. The unaudited condensed interim financial statement information including footnotes as of February 28, 2019 was derived from and should be read in conjunction with the Company’s audited financial statements for the year ended August 31, 2018 included in the Company’s Form S-1.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and have been consistently applied in the preparation of the condensed interim financial statements for the six months ended February 28, 2019 and the audited financial statements for the year ended August 31, 2018.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. The Company maintains cash and cash equivalent balances at one financial institution that is insured by the FDIC. As at February 28, 2019, the Company had $9,798 in cash.

Yumba Records Storage, Inc.
Notes to the condensed interim consolidated financial statements
February 28, 2019
(unaudited)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Foreign Currency Translation

The Company's functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Average monthly rates are used to translate expenses. Revenue and expenses are translated at average rates of exchange during the year. The assets and liabilities of foreign operations are translated to US dollars at exchange rates at the reporting date. The income and expenses of foreign operations are translated into US dollars at exchange rates at the dates of the transactions. Foreign currency adjustments are recognized in other comprehensive income in the accumulated other comprehensive income (loss).

Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of net income (loss). The Company has not, to the date of these consolidated financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Income Taxes

 The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Accounting for Income Taxes. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification No. 605, “Revenue Recognition” ("ASC-605"), ASC-605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required. Since inception to February 28, 2019, the Company has generated no revenue.

Yumba Records Storage, Inc.
Notes to the condensed interim consolidated financial statements
February 28, 2019
(unaudited)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Financial Instruments

 The Company’s financial instruments consist of cash and due to shareholder. The carrying amount of such approximate their fair value due to the short maturity of the instrument.

 Fair Value of Financial Instruments

The Company follows FASB ASC 820, Fair Value Measurements and Disclosures, for all financial instruments and non-financial instruments accounted for at fair value on a recurring basis. This accounting standard establishes a single definition of fair value and a framework for measuring fair value, sets out a fair value hierarchy to be used to classify the source of information used in fair value measurement and expands disclosures about fair value measurements required under other accounting pronouncements. It does not change existing guidance as to whether or not an instrument is carried at fair value. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

AS topic 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1:	Defined as observable inputs such as quoted prices in active markets;
Level 2:	Defined as inputs other than quoted prices in active markets that are either directly or indirectly observable;
Level 3:	Defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The Company has adopted FASB ASC 825, Financial Instruments, which allows companies to choose to measure eligible financial instruments and certain other items at fair value that are not required to be measured at fair value. The Company has not elected the fair value option for any eligible financial instruments.

Income (Loss) Per Share

 Basic earnings per share includes no dilution and is computed by dividing net income (or loss) by the weighted- average number of shares outstanding during the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of the Company, assuming the issuance of an equivalent number of common shares pursuant to options, warrants, or convertible debt arrangements. Diluted earnings per share is not shown for periods in which the Company incurs a loss because it would be anti-dilutive. Similarly, potential common stock equivalents are not included in the calculation if the effect would be anti-dilutive. No potentially dilutive debt or equity securities were issued or outstanding during the six month period ended February 28, 2019.

Recent Accounting Pronouncements

The Company has reviewed all the recently issued, but not yet effective, accounting pronouncements and does not believe any of these pronouncements will have a material impact on the Company.

Yumba Records Storage, Inc.
Notes to the condensed interim consolidated financial statements
February 28, 2019
(unaudited)

4. CAPITAL STOCK

The total number of common shares authorized that may be issued by the Company is 200,000,000 shares with a par value of $0.001 per share.

During the period ended August 31, 2017, the Company issued 6,000,000 shares of common stock for total cash proceeds of $6,000 to the Company's director.

As at February 28, 2019, there were no issued and outstanding stock options or warrants.

5. RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. Ms. Chasma Mulla, officer and director of the Company, is currently providing the Company with use of office space and services at no charge. The Company’s officer and director is involved in other business activities and may face a conflict in selecting between the Company and her other business interests. The Company has adopted a Code of Business Conduct and Ethics.

6.RELATED PARTY ADVANCE PAYABLES

As at February 28, 2019 the Company received $15,170 from a party related to the Company’s president. This advance is unsecured and non-interest bearing and may not be due before August 31, 2020.

7. SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to February 28, 2019 to April 11, 2019 and has determined that it does not have any material subsequent events to disclose in these financial statements.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ___________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In The Prospectus

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company

SEC Registration Fee	$6
Auditor Fees and Expenses	6,250	(1)
Legal Fees and Expenses	1,500
EDGAR/Printing Expenses	1,000
Transfer Agent Fees	1,000
TOTAL	$9,756

(1) The $6,250 has been incurred and shown as payables to the Auditors.

All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
(3)	a transaction from which the director derived an improper personal profit; and
(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;
(2)	the proceeding was authorized by our Board of Directors;
(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Yumba Records Storage, Inc, Inc., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On August 24, 2017, pursuant to the terms of a stock subscription agreement, we issued 6,000,000 shares of common stock to Chasma Mulla, our President, Treasurer and sole Director, at a purchase price of $0.001 per share, for aggregate proceeds of $6,000.

Regulation S Compliance

Our sale of common stock to Ms. Mulla was made pursuant to the exemption from registration afforded by Rule 903(b)(3) of Regulation S promulgated under the Securities Act of 1933 as amended (the “Securities Act”).

We relied upon the following facts to make the Regulation S exemption available:

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates, nor any person on behalf of any of the foregoing, made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;
Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in our bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration.

ITEM 16. EXHIBITS

Exhibit Number	Description

3.1	Articles of Incorporation *
3.2	By-Laws *
5.1	Legal Opinion with Consent *
23.1	Consent of Certified Public Accountant
99.1	Subscription Agreement *
99.2	Promissory Note Dated April 1, 2019 *

* Previously Filed.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that:

A.
Paragraphs (a) (1) (i) and (a) (1) (ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 15 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.
Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a) (3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a) (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

 5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B:

A.
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Margao, Goa, India, on May 2 , 2019.

YUMBA RECORDS STORAGE, INC.

By:	/s/ Chasma Mulla
Chasma Mulla
President and Director,
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

YUMBA RECORDS STORAGE, INC.

By:	/s/ Chasma Mulla
Chasma Mulla
President and Director,
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer

Dated: May 2 , 2019